UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2006
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On November 30, 2006, the Company amended and restated its $90,000,000 unsecured Credit Agreement (the “Amended and Restated Credit Agreement”) with U.S. Bank N.A., a national banking association, in its capacity as Administrative Agent, Lead Arranger, Swingline Lender, Issuing Bank and a Bank; LaSalle Bank National Association, a national banking association, in its capacity as Documentation Agent and a Bank; Commerce Bank, N.A., a national banking association, in its capacity as a Bank; and, UMB Bank, N.A., a national banking association, in its capacity as a Bank. The Amendment and Restated Credit Agreement restates the original Credit Agreement dated as of May 31, 2002, and as amended July 22, 2002, April 30, 2003, September 1, 2004, December 28, 2004 and December 28, 2005 (the “2002 Credit Agreement”).
Due to the strengthening of Cerner’s balance sheet, the Applicable Margin for Unused Line Fee has been reduced from 0.200% in the 2002 Credit Agreement to 0.150% in the Amended and Restated Credit Agreement for the Leverage Ratio range that Cerner has operated in for the past several years. The Applicable Margin for Libor Loans has been reduced from .85% in the 2002 Credit Agreement to .40 % in the Amended and Restated Credit Agreement for the Leverage Ratio range that Cerner has operated in for the past several years.
In addition, the Amended and Restated Credit Agreement provides greater flexibility for Cerner to invest in and do business in its global operations. The Amended and Restated Credit Agreement removes the covenant from the 2002 Credit Agreement which restricted the aggregate amount of new Investments in Foreign Subsidiaries made during a quarter and the preceding three quarters to 20% of Consolidated Total Assets. In place of this restriction, the Amended and Restated Credit Agreement contains the following covenants that must be met as of the last day of each fiscal quarter: (x) Cerner must maintain Consolidated Total Domestic Assets of not less than $1 billion; and (y) Cerner must maintain Consolidated Cash Balances of not less than $100 million (which is an increase from $60 million Consolidated Cash Balance requirement contained in the 2002 Credit Agreement).
The Amended and Restated Credit Agreement provides for: (a) a revolving credit loan facility of up to $90,000,000 at any time outstanding, (b) a swingline loan credit facility of up to $3,000,000 at any time outstanding (which is a subfacility of the 90,000,000 revolving credit loan facility), and (c) a letter of credit facility of up to $70,000,000 at any time outstanding (which is a subfacility of the 90,000,000 revolving credit loan facility). The Amended and Restated Credit Agreement will expire on May 31, 2010, all as set forth in the attached Exhibit 99.1.
Capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement. Other material terms of the Amended and Restated Credit Agreement remain unchanged and have been previously reported in the Company’s reports on file with the SEC as related to the 2002 Credit Agreement, all of which are incorporated herein by reference. The above description is qualified in its entirety by reference to the Amended and Restated Credit Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
          99.1 Amended and Restated Credit Agreement dated November 30, 2006 between the Company and U.S. Bank N.A., LaSalle Bank National Association, Commerce Bank, N.A. and UMB Bank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: December 6, 2006	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Amended and Restated Credit Agreement dated November 30, 2006.